EXHIBIT 4.2
REGISTRATION RIGHTS AGREEMENT
     REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 1, 2008, by and among Hypercom Corporation, a Delaware corporation (the “Company”), and the undersigned lenders (each, a “Lender” and, collectively, the “Lenders”).
     WHEREAS:
     A. In connection with that certain Credit Agreement dated as of February 13, 2008 (the “Loan Agreement”), by and among the Company and Francisco Partners II, L.P., a Delaware limited partnership (“FP”), the Company has agreed, upon the terms and subject to the conditions set forth in the Loan Agreement, to issue to each Lender Warrants to Purchase Common Stock (the “Warrants”), which will be exercisable to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”; as exercised, collectively, the “Warrant Shares”).
     B. To induce the Lenders to execute and deliver the Loan Agreement, the Company has agreed to provide certain registration rights to the Lenders whereby the Registrable Securities (as defined below) would be registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Lenders hereby agree as follows:
     1. Definitions.
     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement. As used in this Agreement, the following terms shall have the following meanings:
          (a) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
          (b) “Closing Date” shall have the meaning set forth in the Loan Agreement.
          (c) “Effective Date” means the date the Registration Statement has been declared effective by the SEC.
          (d) “Effectiveness Deadline” means the date which is one hundred twenty (120) days after the Closing Date.
          (e) “Filing Deadline” means the date which is forty-five (45) days after the Closing Date.

          (f) “Investor” means a Lender or any transferee or assignee thereof to whom a Lender assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.
          (g) “Other Shares” means at any time those shares of Common Stock that do not constitute Primary Shares or Registrable Shares hereunder.
          (h) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
          (i) “Primary Shares” means at any time authorized but unissued shares of Common Stock.
          (j) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.
          (k) “Registrable Securities” means (i) the Warrant Shares issued or issuable upon exercise of the Warrants and (ii) any securities of any Person issued or issuable with respect to the Warrant Shares or the Warrants as a result of any share split, share dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on exercises of the Warrants.
          (l) “Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act pursuant to this Agreement covering Registrable Securities.
          (m) “Required Holders” means the holders of the Warrants representing at least a majority of shares of Common Stock underlying the Warrants then outstanding.
          (n) “Required Registration Amount” means one hundred percent (100%) of the number of Warrant Shares and/or other securities issued or issuable pursuant to the Warrants as of the trading day immediately preceding the applicable date of determination, without regard to any limitations on exercises of the Warrants. For the avoidance of doubt, if the Registration Statement was declared effective on the date of this Agreement, the Required Registration Amount would be 10,544,000 shares of Common Stock.
          (o) “Rule 415” means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.
          (p) “SEC” means the United States Securities and Exchange Commission.
          (q) “Selling Securityholder Notice and Questionnaire” means a written notice in the form attached hereto as Exhibit A, delivered to the Company by an Investor.

          (r) “Underwritten Offering” means a registered offering in which securities of the Company are sold to an underwriter for reoffering to the public.
     2. Registration.
          (a) Mandatory Registration. The Company shall prepare, and, as soon as reasonably practicable but in no event later than the Filing Deadline, file with the SEC a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 (each Registration Statement filed under this Agreement other than pursuant to Section 2(g) shall be a “Shelf Registration Statement”). The Shelf Registration Statement shall contain, in substantially the form provided by the Investors and Legal Counsel (as defined below), such information regarding the Investors and their possible methods of distribution of the Registrable Securities as the Investors and Legal Counsel may reasonably request to have included therein, including, without limitation, information relating to the “Selling Shareholders” and “Plan of Distribution” sections. The Company shall use its commercially reasonable best efforts to have the Shelf Registration Statement declared effective by the SEC as soon as reasonably practicable, but in no event later than the Effectiveness Deadline.
          (b) Allocation of Registrable Securities. The initial number of Registrable Securities included in the Shelf Registration Statement and any increase in the number of Registrable Securities included in any Shelf Registration Statement shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Shelf Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Shelf Registration Statement for such transferor. Any shares of Common Stock included in any Shelf Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Shelf Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Shelf Registration Statement. In no event shall the Company include any securities other than Registrable Securities on any Shelf Registration Statement filed under Section 2(a) or Section 2(e) of this Agreement without the prior written consent of the Required Holders.
          (c) Legal Counsel. Subject to Section 5 hereof, the Required Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 hereof on behalf of the Investors (“Legal Counsel”), which shall be O’Melveny & Myers LLP or such other counsel as thereafter designated by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in regards to the performance of the Company’s obligations under this Agreement.
          (d) Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Shelf Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.
          (e) Sufficient Number of Shares Registered. In the event the number of shares or type of securities available under the Shelf Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities required to be covered by such Shelf Registration Statement or an Investor’s allocated portion of the Registrable Securities pursuant to Section 2(b), the Company shall amend the Shelf Registration Statement, or file a new Shelf Registration Statement (on the short form available therefor, if applicable), or both, so as to cover, in the aggregate, at least the Required Registration Amount as of the trading day immediately preceding the date of the filing of such amendment or new Shelf Registration Statement, in each case, as soon as reasonably practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. To the extent that such Registrable Securities are not deemed to be registered pursuant to Rule 416 under the 1933 Act, the Company shall use its commercially reasonable best efforts to cause such amendment and/or new Shelf Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under the Shelf Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of shares of Common Stock and, if applicable, other securities available for resale under the Shelf Registration Statement is less than the Required Registration Amount as of such time. The determination of the amount set forth in the foregoing sentence shall be made without regard to any limitations on the exercise of the Warrants and such calculation shall assume that the Warrants are then exercisable for shares of Common Stock and, if applicable, other securities at the then prevailing Exercise Price (as defined in the Warrants).
          (f) Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) the Shelf Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to Section 2(a) of this Agreement is (A) not filed with the SEC on or before the Filing Deadline (a “Filing Failure”) or (B) not declared effective by the SEC on or before the Effectiveness Deadline (an “Effectiveness Failure”) or (ii) on any day after the Effective Date of such Shelf Registration Statement and prior to the end of the Registration Period sales of all of the Registrable Securities required to be included on the Shelf Registration Statements cannot be made (other than during an Allowable Grace Period (as defined in Section 3(q)) pursuant to such Shelf Registration Statements (including, without limitation, because of a failure to keep such Shelf Registration Statements effective during the Registration Period or to disclose such information as is necessary for sales to be made pursuant to such Shelf Registration Statement or to register a sufficient number or type of Registrable Securities or to name as a selling securityholder in such Shelf Registration Statements and/or related prospectuses any Investor who provides a Selling Securityholder Notice and Questionnaire) (a “Maintenance Failure”) then, as partial relief for the damages to any Investor by reason of any such delay in or reduction of its ability to sell all the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay pro rata to each holder of Registrable Securities relating to such Shelf Registration Statement, as liquidated damages and not as a penalty, additional interest at a rate equal to one percent (1.0%) on the principal amount outstanding under the Loan Agreement, with such interest accruing on each of the following dates: (i) the day of a Filing Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days) thereafter until such Filing Failure is cured; (ii) the day of an Effectiveness Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days) thereafter until such Effectiveness Failure is cured; (iii) the initial day of a Maintenance Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days) thereafter until such Maintenance Failure is cured; provided, however, that the maximum aggregate additional interest payable to an Investor under this Agreement shall be ten percent (10%) of the principal amount outstanding under the Loan Agreement (the “Cap”). The additional interest described in the preceding sentence is the amount payable if the Filing Failure, Effectiveness Failure or Maintenance Failure relates to all Registrable Securities; provided, however, that if less than all of the Registrable Securities are so affected, then the amount payable (but not the cap) shall be prorated and paid to the holders of the affected Registrable Securities; provided, further, that if and for so long as there is an Effectiveness Failure and a concurrent Maintenance Failure with respect to a particular affected Registrable Security, then the Company shall only be required to pay additional interest in respect of the Effectiveness Failure with respect to such Registrable Security. The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as “Additional Interest”. Additional Interest shall be paid within five (5) Business Days of the day of the Filing Failure, Effectiveness Failure or the initial day of Maintenance Failure, as applicable, and thereafter on the earlier of (I) the last day of the calendar month during which such Additional Interest is accrued and (II) the third Business Day after the event or failure giving rise to the Additional Interest is cured. In the event the Company fails to pay Additional Interest in a timely manner, such Additional Interest shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full. In the event that there is no principal amount outstanding under the Loan Agreement at the time of a Filing Failure, Effectiveness Failure or the initial day of a Maintenance Failure, the phrase “additional interest at a rate equal to one percent (1.0%) on the principal amount outstanding under the Loan Agreement” in the first sentence of this Section 2(f) shall be replaced with “additional interest equal to $200,000” and the Cap shall be $2,000,000.
          (g) Piggyback Registration. If the Company at any time proposes in contemplation of an Underwritten Offering to register any of its Common Stock (either for its own account or for the account of other security holders) under the 1933 Act (other than on Form S-4 or Form S-8 promulgated under the 1933 Act (or any successor forms thereto) and other than pursuant to this Agreement), it shall give written notice to the Investors of its intention to so register such shares of Common Stock at least thirty (30) days before the initial filing of the registration statement related thereto and, upon the request, delivered to the Company within twenty (20) days after delivery of any such notice by the Company, of the Investors to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its commercially reasonable best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter, if any, advises the Company that the inclusion of all Registrable Shares requested to be included in such registration would materially and adversely interfere with the successful marketing (including pricing) of the shares of Common Stock proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

          (i) if such registration is to be an underwritten primary registration on behalf of the Company:
          (A) first, the Primary Shares;
          (B) second, the Registrable Shares held by the Investors (or, if necessary, such Registrable Shares pro rata among the Investors holding such Registrable Shares based upon the number of Registrable Shares that are held by each Investor and requested to be registered by such Investor); and
          (C) third, the Other Shares or other securities of the Company; or
          (ii) if such registration is to be an underwritten secondary registration on behalf of holders of securities (other than Registrable Shares) of the Company:
          (A) first, the Registrable Shares held by the Investors (or, if necessary, such Registrable Shares pro rata among the Investors holding such Registrable Shares based upon the number of Registrable Shares that are held by each Investor and requested to be registered by such Investor); and
          (B) second, the Other Shares;
provided, further that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Shares and, thereupon (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay the expenses of such registration), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Shares, for the same period as the delay in registering such shares of Common Stock.
     The number of requests permitted by the Investors pursuant to this Section 2(g) shall be unlimited.
     3. Related Obligations.
     At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(e), 2(f) or 2(g) the Company will use its commercially reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:
          (a) The Company shall submit to the SEC, within two (2) Business Days after the Company learns that no review of any Shelf Registration Statement will be made by the staff of the SEC or that the staff has no further comments on such Shelf Registration Statement, as the case may be, a request for acceleration of effectiveness of such Shelf Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request. The Company shall use its commercially reasonable best efforts to keep each Shelf Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Shelf Registration Statement without restriction pursuant to Rule 144(k) (or any successor thereto) promulgated under the 1933 Act, (ii) the date as of which all Registrable Securities covered by the Shelf Registration Statement have been publicly sold by the Investors included therein, or (iii) the date which is four years after the Closing Date (the “Registration Period”). The Company shall ensure that each Shelf Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.
          (b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each Shelf Registration Statement and the prospectus used in connection with such Shelf Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Shelf Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to any Shelf Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-Q, Form 10-K or any analogous report or other report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall have incorporated such report by reference into such Shelf Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Shelf Registration Statement.
          (c) The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects.
          (d) Upon an Investor’s reasonable request, the Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement in PDF format via electronic mail, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one (1) copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration

Statement, one (1) copy of the prospectus included in such Registration Statement and all amendments and supplements thereto and (iii) such other documents, including copies of any preliminary or final prospectus and copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement; provided, however, that FP and its nominees (including FP Hypercom Holdco, LLC, a Delaware limited liability company) (together with FP, “FP Investor”) shall be deemed to have made a permanent request so the Company shall deliver to FP Investor the documents described in this Section 3(d) without further action on the part of FP Investor.
          (e) The Company shall use its commercially reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof; provided that such effectiveness of the Shelf Registration Statement shall only be required to be maintained during the Registration Period and the effectiveness of any other Registration Statement hereunder shall only be required to be maintained during the distribution of securities thereon, (iii) take such other actions with respect to the Shelf Registration Statement as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.
          (f) The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(q), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and, upon request, deliver one copy of such supplement or amendment to Legal Counsel and each Investor in PDF format via electronic mail; provided, however, that FP Investor shall be deemed to have made a permanent request so the Company shall deliver to FP Investor the documents described in this Section 3(f) without further action on the part of FP Investor. The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment to a Registration Statement has been filed, and when a Registration Statement or any post-effective amendment has become effective

(notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile within one Business Day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.
          (g) The Company shall use its commercially reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to use reasonable efforts to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.
          (h) The Company shall make available for inspection by (i) any Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree in writing to hold in strict confidence and not to make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (b) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.
          (i) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such

Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.
          (j) The Company shall use its commercially reasonable best efforts either to (i) cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all of the Registrable Securities covered by a Registration Statement on the New York Stock Exchange or (iii) if, despite the Company’s commercially reasonable best efforts to satisfy, the preceding clauses (i) and (ii) the Company is unsuccessful in satisfying the preceding clauses (i) and (ii), to use its commercially reasonable best efforts to secure the inclusion for quotation on The Nasdaq Global Market for such Registrable Securities and, without limiting the generality of the foregoing, to use its commercially reasonable best efforts to arrange for at least two market makers to register with the Financial Industry Regulatory Authority (“FINRA”) as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(j).
          (k) The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.
          (l) If reasonably requested by an Investor in writing, the Company shall (i) as soon as reasonably practicable incorporate in a prospectus supplement, post-effective amendment or, to the extent permitted under the 1933 Act, a periodic or current report on under the 1934 Act such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as reasonably practicable make all required filings of such prospectus supplement, post-effective amendment or, if permitted, periodic or current report under the 1934 Act after being notified of the matters to be incorporated in such prospectus supplement, post-effective amendment or periodic or current report; and (iii) as soon as reasonably practicable, supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.
          (m) The Company shall use its commercially reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.
          (n) The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of

Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of a Registration Statement.
          (o) The Company shall otherwise comply with all applicable rules and regulations of the SEC in connection with any registration hereunder in all material respects.
          (p) Within two (2) Business Days after a Registration Statement is ordered effective by the SEC, the Company shall deliver to the transfer agent for such Registrable Securities confirmation that such Registration Statement has been declared effective by the SEC in such form, and together with such other documents or legal opinions, as such transfer agent may require.
          (q) Notwithstanding anything to the contrary herein, the Company may delay, including by delaying the filing or effectiveness of the Shelf Registration Statement, the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company (the “Board”), in the best interest of the Company (a “Grace Period”) and, as applicable, suspend sales of Registrable Securities under an effective Registration Statement; provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed thirty (30) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of sixty (60) days (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable.
          (r) The Company shall make available at reasonable times for inspection by one or more representatives of the underwriter(s) in connection with a Registration Statement, all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to conduct a reasonable investigation within the meaning of Section 11 of the 1933 Act and cause the Company’s officers, directors, managers and employees to supply all information reasonably requested by any representatives in connection with the Registration Statement.
          (s) In the case of an Underwritten Offering which includes Registrable Securities, the Company shall set forth in full in the underwriting agreement, indemnification provisions and procedures which provide rights no less protective than those set forth in Section 6 hereof with respect to all parties to be indemnified.

     4. Obligations of the Investors.
          (a) At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the need for such Investor to complete the Selling Securityholder Notice and Questionnaire if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company a completed Selling Securityholder Notice and Questionnaire.
          (b) From and after the date the Shelf Registration Statement filed pursuant to Section 2(a) is declared effective, the Company shall, as promptly as practicable after the date a completed Selling Securityholder Notice and Questionnaire is delivered to the Company: (i) (A) to the extent permitted by applicable law, within ten (10) days after such date, file with the SEC a prospectus supplement solely to name such Investor as a selling securityholder, or (B) if required by applicable law, as promptly as practicable after such date, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required under the 1933 Act so that the Investor delivering such Selling Securityholder Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Investor to deliver such prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Registration Statement, use its commercially reasonable best efforts to cause such post-effective amendment to be declared effective under the 1933 Act as promptly as is practicable, but in any event by the date (the “Amendment Effectiveness Deadline”) that is forty-five (45) days after the date such post-effective amendment is required by this clause to be filed; (ii) provide such Investor copies of any documents filed pursuant to clause (i) of this Section 4(b) to the extent required by Section 3; and (iii) notify such Investor as promptly as practicable after the effectiveness under the 1933 Act of any post-effective amendment filed pursuant to clause (i) of this Section 4(b); provided that if such Selling Securityholder Notice and Questionnaire is delivered during a Grace Period, the Company shall so inform the Investor delivering such Selling Securityholder Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Grace Period in accordance with Section 3(q). Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Investor that has not timely submitted a completed Selling Securityholder Notice and Questionnaire to the Company as a selling securityholder in any Registration Statement or related prospectus and (ii) the Amendment Effectiveness Deadline shall be extended by up to ten (10) days after the expiration of a Grace Period (and the Company shall incur no obligation to pay any Additional Interest during such extension) if such Grace Period is in effect on the Amendment Effectiveness Deadline. Any Investor who, subsequent to the date the Shelf Registration Statement is declared effective, provides a Selling Securityholder Notice and Questionnaire required by this Section 4(b) pursuant to the provisions of this section (whether or not such Investor has supplied the Selling Securityholder Notice and Questionnaire at the time the Shelf Registration Statement was declared effective) shall be named as a selling securityholder in the Shelf Registration Statement and/or related prospectus, each as amended or supplemented, in accordance with the requirements of this Section 4(b).
          (c) Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.
          (d) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) and for which the Investor has not yet settled.
          (e) Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.
     5. Expenses of Registration.
     All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 2 or Section 3 hereof, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall also reimburse the Investors for the fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Section 2 or Section 3 of this Agreement which amount shall be limited to $10,000 without the prior consent of the Company, which shall not be unreasonable withheld or delayed.
     6. Indemnification.
     In the event any Registrable Securities are included in a Registration Statement under this Agreement:
          (a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives of, affiliates of and each Person, if any, who controls any Investor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any material violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c) hereof, the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any prospectus included therein or any such amendment thereof or supplement thereto; (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such Person from whom the Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any Person controlling such Person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company prior to the time of sale of the Registrable Securities, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it or failed to deliver the correct prospectus as required by the 1933 Act and such correct prospectus was timely made available pursuant to Section 3(d); (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(d); and (iv) together with Section 7, shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 hereof.
          (b) In connection with any Registration Statement in which an Investor is participating, to the fullest extent permitted by law each such Investor will, and hereby does, severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, officers, employees, agents, representatives of, and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or any prospectus included therein or any such amendment thereof or supplement thereto; and, subject to Section 6(c), such Investor will reimburse any Indemnified Party, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor; provided, further, however, that such Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 hereof. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented.
          (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.
          (d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.
          (e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.
     7. Contribution.
     To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

     8. Reports Under the 1934 Act.
     With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:
          (a) make and keep public information available, as those terms are understood and defined in Rule 144; and
          (b) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.
     9. Assignment of Registration Rights.
     The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor’s Registrable Securities if:
          (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within two (2) Business Days after such assignment;
          (b) the Company is, within two (2) Business Days after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned;
          (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; and
          (d) at or before the time the Company receives the written notice contemplated by clause b. of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.
     10. Amendment of Registration Rights.
     Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.
     11. Director Nomination Right.
          (a) Beginning on the Issuance Date (as defined in the Warrants) and at all times thereafter until the date on which FP Investor, together with its affiliates, no longer hold at least fifty percent (50%) of the principal amount of the loan originally made by all Lenders pursuant to the Loan Agreement, FP shall have the right to nominate two (2) candidates, each of whom shall satisfy the qualifications generally applicable to all other members of the Board, for election to the Board (each, an “FP Director Nominee”); provided that for so long as FP Investor, together with its affiliates, hold at least twenty-five percent (25%) of the principal amount of the loan originally made by all Lenders pursuant to the Loan Agreement, FP shall have the right to nominate one (1) candidate, who shall satisfy the qualifications generally applicable to all other members of the Board, for election to the Board (also, an “FP Director Nominee”).
          (b) On the Issuance Date, the Company and the Board shall (i) increase the size of the Board so that the number of seats on the Board has been increased by two (2) and (ii) appoint two (2) FP Director Nominees to fill the vacancies created; provided that if FP notifies the Company in writing on the Issuance Date that FP will only nominate one (1) FP Director Nominee on the Issuance Date, then the Company shall only be required to increase the number of seats on the Board and appoint on the Issuance Date the one (1) FP Director Nominee so nominated on the Issuance Date; provided, further, that in such event, FP shall retain its right to nominate and appoint a second FP Director Nominee and, when FP nominates the second FP Director Nominee, the Company shall further increase the number of seats on the Board and appoint such FP Director Nominee. After the Issuance Date and for so long as FP shall have the right to nominate any FP Director Nominees, the Company and the Board agree to take all actions necessary to enable the applicable number of FP Director Nominees to become members of the Board, including, without limitation, (A) increasing and thereafter maintaining the size of the Board so that the number of seats on the Board is sufficient to allow the appointment and/or election of the applicable number of FP Director Nominees, (B) appointing the applicable number of FP Director Nominees to the fill the vacancies created, and (C) including the FP Director Nominees in all proxy and other materials and endorsing and recommending the FP Director Nominees to the stockholders for election in connection with all meetings of the stockholders at which directors are to be elected, which endorsement and recommendation shall not be changed or withdrawn without consent of FP.
          (c) The nominations of FP hereunder shall remain in effect until a new nomination is delivered in writing to the Company. FP may change such nomination at any time and for any reason in its sole discretion, and upon notice being given to the Company of any new nomination being made, the Company and the Board shall promptly take such actions as may be specified by FP to remove from office the prior nominees and replace them with the new appointees.
          (d) In the event that any FP Director Nominee shall cease to serve as director of the Company for any reason during any period in which FP shall have the right to nominate any FP Director Nominees, FP shall have the right to nominate a successor. The Company and the Board shall ensure that such successor nominee is duly appointed and elected to fill such vacancy.
          (e) Each director shall be entitled to one (1) vote on each matter on which the Board takes action.
          (f) For all purposes, each FP Director Nominee shall have the same rights and protections (including indemnification), and be entitled to the same compensation and other benefits (including reimbursement) for serving as a board member, as the non-executive members of the Board.
          (g) Notwithstanding anything in this Section 11 to the contrary, FP may, at any time and from time to time, in lieu of nominating a particular FP Director Nominee, designate a non-voting observer to attend each meeting of the Board (“Observer”), who shall be entitled to receive the same notice of meetings of the Board, and (subject to the execution of a non-disclosure agreement if requested by the Company the same materials provided to the Board, as such individual would be entitled to receive were such individual a voting member of the Board. At any time and from time to time, FP may elect to nominate such individual as such director, in which event such individual shall no longer be an Observer.
          (h) Each FP Director Nominee (or Observer designated in lieu thereof) shall be entitled to serve on any committee of the Board (or, in the case of an Observer, to attend all meetings thereof as a non-voting observer thereof) as such director (or Observer) may request; provided, however, that a particular FP Director Nominee shall not have the right to serve on (a) any special committee formed for the purposes of interested director or shareholder transactions in which such FP Director Nominee is the interested director or FP or its controlled affiliates is the interested shareholder or (b) on any other committee if such FP Director Nominee’s service on such committee would cause the Company not to be in compliance with any independence or other requirements applicable to such committee pursuant to the rules of the Principal Market and the SEC.
     12. Miscellaneous.
          (a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.
          (b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:
Hypercom Corporation
2851 West Kathleen Road
Phoenix, Arizona 85053
Attention: General Counsel
Facsimile: (602) 504-4623
with a copy to:
DLA Piper US LLP
2415 East Camelback Road, Suite 700
Phoenix, Arizona 85016-4245
Attention: Steven D. Pidgeon, Esq.
Facsimile: (480) 606-5524
If to Legal Counsel:
O’Melveny & Myers LLP
275 Battery Street, Suite 2600
San Francisco, California 94111
Attention: Michael J. Kennedy, Esq.
                   C. Brophy Christensen, Esq.
Facsimile: (415) 894-8701
     If to a Lender, to its address and facsimile number set forth on the Schedule of Lenders attached hereto, with copies to such Lender’s representatives as set forth on the Schedule of Lenders, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
          (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.
          (d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
          (e) The Loan Agreement, this Agreement, the other Related Agreements (as defined in the Loan Agreement) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.
          (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.
          (g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          (h) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.
          (i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
          (j) All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

          (k) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.
          (l) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
          (m) The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Investors for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Investors may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
          (n) The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Investors in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any person which rights conflict with the provisions hereof.
          (o) Whenever the consent or approval of Investors of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates shall not be counted in determining whether such consent or approval was given by the Investors of such required percentage.
          (p) The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.
          (q) For a period of three (3) years after the date of this Agreement, neither FP nor any of its controlled affiliates or representatives will in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company or any of its affiliates; (ii) any tender or exchange offer, merger or other business combination involving the Company or any of its affiliates; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its affiliates; or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company or any of its affiliates; (b) form, join or in any way participate in a “group” (as defined under the 1934 Act) with respect to the common shares or any other voting securities of the Company or otherwise act in concert with any person in respect of any such securities; (c) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in (a) above. FP also agrees during such period not to request the Company (or any of its Representatives), directly or indirectly, to amend or waive any provision of this paragraph (including this sentence).
     Notwithstanding the foregoing, nothing herein shall (i) limit total acquisitions of up to one percent (1%) of the Company’s securities, provided that such acquisitions are not made in connection with the private equity activities of FP or its affiliates and are in compliance with all applicable securities laws and regulations, (ii) apply to the exercise of the Warrant and the acquisition of the Warrant Shares, (iii) apply to the exercise of rights or remedies of the Lenders or their affiliates under the Loan Agreement, hereunder or under the Warrants, (iv) limit any disclosure required to be made as a matter of law or (v) apply to any communications and or discussions made by a person in the discharge of his or her fiduciary duties as a director on a confidential basis and in a manner that does not require public disclosure thereof.
          (r) Prior to the earlier of (i) the termination of this Agreement, (ii) the date on which FP no longer has the right to nominate candidates to the Board or (iii) the date on which no FP Director Nominees are members of the Board, FP will not, and FP will not permit any Person acting on behalf of or pursuant to any understanding with FP to, engage, directly or indirectly, in any transactions in the securities of the Company involving any Short Sales. For purposes hereof, the term “Short Sales” means “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act. Notwithstanding the foregoing, nothing in this provision shall not prevent or limit in any way the rights that FP and it’s affiliates under the Warrants, including the right to exercise the Warrants.
          (s) In connection with any registration referred to in Section 2(g) above, each of the Investors, if requested in good faith by the Company and the managing underwriter of the Company’s securities, shall execute a lock-up agreement pursuant to which each shall agree not to, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to or purchase or otherwise dispose of any securities of the Company held by him, her or it (except for any securities sold pursuant to such related Registration Statement) or enter into any hedging transactions relating to any securities of the Company for a period not to exceed 90 days following the effective date of such Registration Statement relating thereto. Notwithstanding the foregoing, in the event that any party to a lock-up agreement in connection with any such registration is released therefrom or any director or officer of the Company does not execute an identical lock-up agreement, the Investors will be released from their lock-up agreements.
[Signature Page Follows]

     IN WITNESS WHEREOF, each Lender and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

HYPERCOM CORPORATION

By:	/s/ Philippe Tartavull

Name:	Philippe Tartavull
Title:	CEO and President

FP HYPERCOM HOLDCO, LLC

By: FRANCISCO PARTNERS II, L.P., its Managing Member

By: FRANCISCO PARTNERS GP II, L.P., its General Partner

By: FRANCISCO PARTNERS GP II MANAGEMENT, LLC, its General Partner

By:	/s/ Keith B. Geeslin

Name:	Keith B. Geeslin
Title:	Managing Member

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